DWS Global High Income

N-Sar November 1 , 2010 - April 29 , 2011

Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total ($)
Amt of
Offering
Amt of
shares Purch
by Fund
% of
Offering
Purchased
by Fund
% of Funds
Total
Assets
Brokers
Purchased
From
FIBRIA OVERSEAS FINANCE
31572UAD8
2/28/2011
750,000,000
$99.11

150,000
0.02%

CITI, DB, SANTANDER, ING, STPC
CITI
FIRST DATA CORPORATION
319963BC7
3/30/2011
750,000,000
$100.00

55,000
0.01%

CITI, CS, DB, HSBC, BAC, KKR,
MIZS, SUNTRST, WELLS
CITI
GRIFFON CORPORATION
398433AE2
3/14/2011
550,000,000
$100.00

20,000
0.00%

DB, GS, HSBC, JPM, WELLS
JPM
INTELSAT LUXEMBOURG SA
45824TAF2
3/22/2011
1,150,000,000
$100.00

280,000
0.02%

BOA, BCLY, CS, GS, MS, DB,
HSBC, RBC, UBS
BCLY
JAMES RIVER ESCROW INC
470357AA2
3/24/2011
275,000,000
$100.00

20,000
0.01%

UBS, DB
UBS
WINDSTREAM CORP
97381WAR5
3/14/2011
450,000,000
$99.12

650,000
0.14%

BCLY, BD, GS, JPM, BOA, MS,
SUNTRST
JPM
Production Res Co Gtd 144A
74308TAA8
4/8/2011
63,733,304
$100.00

40,000
6.00%

BCLY, DB, GS, ML,WELLS
BAC
Vail Resorts Inc Sr Sub 144A
91879QAJ8
4/11/2011
63,724,396
$100.00

40,000
6.00%

BOA, DB, JPM, BBVA, COMERICA,
USB, WELLS
BAC
Taseko Mines Ltd Sr Nt
876511AB2
4/12/2011
63,705,804
$100.00

40,000
6.00%

BCLY, BMO CAPITAL, TD
BCLY
Chesapeak Mdstrm Co Gtd 144A
16524RAA1
4/14/2011
63,738,200
$100.00

125,000
20.00%

CS, GS, RBS, WELLS, BANCO,
BOA,BCLY, BMO CAPITAL, CITI,
MS, SCOTIA, UBS, COMERICA,
CREDIT ARICOLE, DB, ING,
NATIXIS, RJ
CS
Production Res Co Gtd 144A
74308TAA8
4/8/2011
63,733,304
$100.00

40,000
6.00%

BCLY, DB, GS, ML, WELLS
BOA
Vail Resorts Inc Sr Sub 144A
91879QAJ8
4/11/2011
63,724,396
$100.00

40,000
6.00%

BOA, DB, JPM, BBVA, COMERICA,
USB, WELLS
BOA
Taseko Mines Ltd Sr Nt
876511AB2
4/12/2011
63,705,804
$100.00

40,000
6.00%

BCLY, BMO CAPITAL, TD
BCLY

C,BARC,UBS
CITI